Exhibit 99.1

NanoVibronix Announces Completion of Pilot Phase of Clinical Study of UroShield® at the University of Michigan

Research expected to advance to ‘Full Study’ phase in 2025

ELMSFORD, N.Y., January 6, 2025 (Business Wire) — NanoVibronix, Inc. (NASDAQ: NAOV) (the “Company”), a medical device company that produces the UroShield®, PainShield® and WoundShield® Surface Acoustic Wave (SAW) Portable Ultrasonic Therapeutic Devices, today announced the successful completion of the first phase of a Randomized Control Trial study of UroShield® by researchers at the University of Michigan (“UM”).

This first phase of the trial is a precursor to the full study by researchers at UM. It was conducted primarily with nursing home residents and was aimed at studying the impact of UroShield® on improving patient’s quality of life by its potential to reduce urinary tract infections, catheter blockages and pain caused by the long-term use of urinary catheters.

Brian Murphy, Chief Executive Officer of the Company, commented, “The first phase of the study served as a validation pilot in advance of a full study. With this phase now complete, researchers at UM can advance to the next phase, a full Randomized Control Trial of additional patients. We expect the full trial to commence in 2025.”

Mr. Murphy continued, “The validation our products continue to receive from independent research and the progress we are making towards further commercializing UroShield is highly encouraging. This research builds on previously concluded studies and product launches in the U.K., Australia and New Zealand and our recent introduction of UroShield to the European market. The next phase of the UM study is expected to be conducted concurrently with our preparations for the launch of UroShield in the U.S., subject to 510K clearance with the U.S. Food and Drug Administration.”

Dr. Lona Mody, Professor of Internal Medicine at the University of Michigan, commented, “Our team has achieved the goals of this pilot phase, including refining our recruitment and retention strategies, delivering the intervention and developing data collection tools. We look forward to the next phase.”

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Tyler, Texas, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the continuous assistance of medical professionals. The Company’s primary products include PainShield® and UroShield®, which are portable devices suitable for administration at home or in any care setting. Additional information about NanoVibronix is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) market acceptance of our existing and new products or lengthy product delays in key markets; (ii) negative or unreliable clinical trial results; (iii) inability to secure regulatory approvals for the sale of our products; (iv) intense competition in the medical device industry from much larger, multinational companies; (v) product liability claims; (vi) product malfunctions; (vii) our limited manufacturing capabilities and reliance on subcontractor assistance; (viii) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (ix) our ability to successfully obtain and maintain intellectual property protection covering our products; (x) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xi) our reliance on single suppliers for certain product components, (xii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; (xiii) our conducting business in foreign jurisdictions exposing us to additional challenges, such as foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions; and (xiv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Investor Contact:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.